UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 13, 2015

EASTSIDE DISTILLING, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54959	20-3937596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1805 SE Martin Luther King Jr Blvd., Portland, Oregon	97214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 926-7060

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 – Corporate Governance and Management

Item 5.02 Election of Directors; Appointment of Principal Officers.

Appointment of Officer

Effective January 13, 2015, the Board of Directors (the “Board”) of Eastside Distilling, Inc. (“Eastside”) appointed Martin Kunkel as its Chief Marketing Officer.

Martin Kunkel, age 48, has served as Eastside’s Chief Marketing Officer since January 2015. Mr. Kunkel also currently serves as director of player development of the Hard Rock Hotel and Casino in Las Vegas, Nevada. Mr. Kunkel has extensive marketing and customer relations experience. From 2011 to 2014, Mr. Kunkel served as an executive casino host at the Cosmopolitan of Las Vegas, a hotel and casino in Las Vegas, Nevada. From 2010 to 2011, Mr. Kunkel served as a casino host for the Hard Rock Hotel and Casino in Hollywood, Florida. Mr. Kunkel will receive a salary of $3,000 per month. Other compensation arrangements for Mr. Kunkel, including an equity compensation grant, are being finalized.

Appointment of Director

On January 13, 2015, the Board expanded the size of the Board from two to three members.

Effective January 13, 2015, the Board appointed Martin Kunkel as a director to fill the vacancy created by the expansion of the Board. Mr. Kunkel will serve as a director until his successor is duly elected and qualified.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EASTSIDE DISTILLING, INC.
(Registrant)

By:	/s/ Steven Earles
Steven Earles President and Chief Executive Officer

Date: January 21, 2015